Banco Bradesco S.A.

December 31, 2016

List of the Main Subsidiaries

Exhibit 8.1
Subsidiary	Jurisdiction of Incorporation	Names Under which Business is Conducted

1 Banco Alvorada S.A	Salvador - BA – Brazil	Banco Alvorada
2 Banco Bradesco BBI S.A.	Osasco - SP - Brazil	Bradesco BBI
3 Banco Boavista Interatlântico S.A.	Osasco – SP - Brazil	Boavista
4 Banco Bradesco Argentina S.A.	Buenos Aires – Argentina	Bradesco Argentina
5 Banco Bradesco Europa S.A.	Luxembourg – G. Ducado	Bradesco Luxembourg
Luxembourg
6 Banco Bradesco S.A. Grand Cayman Branch	Cayman Islands	Bradesco Grand Cayman Branch
7 Banco Bradesco New York Branch	New York – EUA	Bradesco New York Branch
8 Banco Bradesco Financiamentos S.A.	Osasco – SP - Brazil	Bradesco Financiamentos
9 Bradesco Argentina de Seguros S.A	Buenos Aires – Argentina	Bradesco Argentina de Seguros
10 Bradesco Auto/RE Companhia de Seguros	Rio de Janeiro - Brazil	Bradesco Auto/RE
11 Bradesco Capitalização S.A.	São Paulo - Brazil	Bradesco Capitalização
12 Bradesco Administradora de Consórcios Ltda.	Osasco – SP - Brazil	Bradesco Consórcios
13 Bradesco Leasing S.A. Arrendamento Mercantil	Osasco – SP - Brazil	Bradesco Leasing
14 Bradesco S.A. Corretora de Títulos e Valores Mobiliários	São Paulo – Brazil	Bradesco Corretora
15 Bradesco Saúde S.A.	Rio de Janeiro – Brazil	Bradesco Saúde
16 Bradesco Securities, Inc.	New York – USA	Bradesco Securities
17 Bradesco Seguros S.A.	São Paulo – Brazil	Bradesco Seguros
18 Bradesco Vida e Previdência S.A.	Osasco – SP - Brazil	Bradesco Previdência
19 Bradescor Corretora de Seguros Ltda.	Osasco – SP - Brazil	Bradescor
20 BRAM – Bradesco Asset Management S.A. DTVM	São Paulo – Brazil	BRAM
21 Cia. Securitizadora de Créditos Financeiros Rubi	Osasco – SP - Brazil	Rubi
22 Atlântica Companhia de Seguros	Rio de Janeiro – Brazil	Atlântica Seguros
23 União Participações Ltda.	Osasco – SP - Brazil	União
24 Bradesplan Participações Ltda.	Osasco - SP – Brazil	Bradesplan
25 Banco Bradesco Cartões S.A.	Osasco - SP – Brazil	Bradesco Cartões
26 Tempo Serviços Ltda.	Uberlândia – MG – Brazil	Tempo Serviços
27 Bradseg Participações S.A.	Osasco - SP – Brazil	Bradseg
28 Banco Bradescard S.A.	São Paulo – Brazil	Banco Bradescard
29 Ágora Corretora de Títulos e Valores Mobiliários S.A.	Rio de janeiro – Brazil	Ágora
30 Odontoprev S.A.	Barueri - SP – Brazil	Odontoprev
31 Banco Bradesco BERJ S.A.	Rio de janeiro – Brazil	BERJ
32 Banco Losango S.A.	Rio de janeiro – Brazil	Banco Losango
33 Kirton Administradora de Consórcios Ltda.	Paraná - Brazil	Kirton Administradora de Consórcios
34 Kirton Bank Brasil S.A.	Paraná - Brazil	Kirton Bank Brasil
35 Kirton Corretora de Títulos e Valores Mobiliários S.A.	São Paulo – Brazil	Kirton Corretora de Títulos e Valores Mobiliários
36 Kirton Capitalização S.A.	Paraná - Brazil	Kirton Capitalização
37 Kirton Seguros S.A.	Paraná - Brazil	Kirton Seguros
38 Kirton Vida e Previdência S.A.	São Paulo – Brazil	Kirton Vida e Previdência
39 Kirton Participações e Investimentos Ltda.	São Paulo – Brazil	Kirton Participações e Investimentos